SAUER INC.
------------------------------------------------------------------------
PRESS RELEASE


FOR IMMEDIATE RELEASE
APRIL 27, 2000


        SAUER INC. ANNOUNCES RECORD FIRST QUARTER 2000 SALES AND EARNINGS


AMES, IOWA, USA, APRIL 27, 2000--SAUER INC. (NYSE: SHS), today announced record first quarter 2000 net income of $8.2 million, slightly higher than first quarter 1999 net income of $8.1 million. First quarter net income per share matched last year's record earnings of $0.30 per share. Net sales for the quarter were also a record at $163.5 million, up 6.8 percent from 1999 net sales of $153.1 million.

"We are very pleased to report these improved results. As we enter 2000, we are excited to see gains in most of our markets. In particular, we are happy to see solid gains in our agricultural and turf-care markets," commented Klaus H. Murmann, Chairman and Chief Executive Officer.

First quarter 2000 sales for the turf care market were up 13.6 percent, construction was up 9.8 percent, agriculture was up 5.3 percent, specialty vehicle was up 1.2 percent, and distribution and after-market was up 8.5 percent. Road building was down 6.0 percent compared with first quarter 1999.

Total backlog at the end of the first quarter 2000 was $251.2 million, an increase of 6.8 percent from last year's level of $235.2 million. Orders received for the first quarter were $162.3 million, an increase of 28.3 percent over the same period last year.

SEGMENT RESULTS

North American first quarter 2000 net sales were $119.0 million, an increase of 9.5 percent from 1999 net sales of $108.7 million. Net earnings for North America for the first quarter 2000 were $7.1 million, down 8.7% from last year's $7.8 million, reflecting primarily investments made in our new Lawrence, Kansas, facility. Total backlog at the end of the first quarter 2000 was $177.6 million, up 14.5 percent from last year's level of $155.1 million. Orders received for the first quarter were $112.6 million, an increase of 49.7 percent over the same period last year.

European first quarter 2000 net sales were $64.2 million, up 2.7 percent from 1999 net sales of $62.6 million, and up 9.1% excluding the impact of currency fluctuations. Net income for Europe for the first quarter 2000 was $2.2 million, compared with $1.1 million for 1999. Total backlog at the end of the quarter was $70.8 million, down 7.9 percent from last year's level of $76.9 million, but 3.9% higher excluding the impact of currency. Orders received for the first quarter were $48.0 million, level with last year, but 12.6% higher excluding the impact of currency.

East Asian first quarter 2000 net sales were $4.3 million, an increase of 2.3 percent over 1999.

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REVIEW OF QUARTERLY RESULTS AND OUTLOOK

Klaus H. Murmann, Chairman and Chief Executive Officer, commented, "I am pleased with the increased orders and backlog, as well as the improved performance in our European operations. Also encouraging are our increased sales from new customer programs. As we continue to look to 2000, we are cautiously optimistic for a better year. The agricultural market continues to show signs of improvement. Our sales in Europe appear to be growing somewhat, and North American sales continue to remain strong. As we've previously commented, on a stand-alone basis, Sauer would expect profits of about $0.90 per share for 2000, up from $0.68 in 1999. Taking into account the amortizaton of goodwill and restructuring cost of the merger, we would expect earnings to be in the range of $0.68 to $0.70 per share.

"We are also pleased to report that the integration of the Swedish company NOB, which we acquired in January, is progressing well. We look forward to the gains in electronics and electrohydraulics in Europe that this acquisition brings us," commented Murmann.

DANFOSS MERGER

"Our merger with Danfoss Fluid Power, a worldwide leader in the design and production of technically sophisticated mobile hydraulics, is scheduled to close on May 3. Our customers and employees are looking forward to us operating as one integrated worldwide company. Our global management team has been working for over six months to bring together both companies. Sauer and Danfoss sales and marketing teams have completed cross training, and we are ready to move forward as Sauer-Danfoss Inc. The announced closing and moving of our Newtown valve plant to Danfoss' Easley, South Carolina, location is on schedule, and we are proceeding with our plans to rationalize our overlapping European sales companies."

Sauer is a worldwide leader in the design, manufacture and sale of engineered hydraulic systems and components for use primarily in applications of off-highway mobile equipment. Sauer has manufacturing and engineering capabilities in Europe, the United States and China, and has headquarters in both Neumunster, Germany and Ames, Iowa. Sauer's common stock is listed on the New York Stock Exchange under the symbol SHS and on the Frankfurt Exchange under the symbol SAR.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS. THE COMPANY'S REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PROVIDE A MORE DETAILED DESCRIPTION OF THESE RISKS AND UNCERTAINTIES.

FOR FURTHER INFORMATION PLEASE CONTACT:

KENNETH D. MCCUSKEY
Treasurer and Secretary
Sauer Inc.
Ames, Iowa, USA
(515) 239-6364

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CONDENSED CONSOLIDATED STATEMENT OF INCOME

                                                                    Thirteen Weeks Ended
Unaudited                                                       APRIL 2,               April 4,
(Dollars in thousands except share and per share data)           2000                   1999
---------------------------------------------------------------------------------------------------
NET SALES                                                    $   163,479           $    153,097
Cost of sales                                                    120,573                114,082
---------------------------------------------------------------------------------------------------
Gross profit                                                      42,906                 39,015
Selling                                                            6,394                  6,620
Research and development                                           7,199                  6,102
Administrative                                                    10,719                  8,064
---------------------------------------------------------------------------------------------------
Total operating expenses                                          24,312                 20,786
---------------------------------------------------------------------------------------------------
INCOME FROM OPERATIONS                                            18,594                 18,229
Nonoperating income (expenses):
   Interest expense, net                                          (2,156)                (2,487)
   Royalty income                                                    179                    175
   Minority interest                                              (2,917)                (3,094)
   Other, net                                                       (200)                  (117)
---------------------------------------------------------------------------------------------------
Income before income taxes                                        13,500                 12,706
Income taxes                                                      (5,333)                (4,642)
---------------------------------------------------------------------------------------------------

NET INCOME                                                   $     8,167           $      8,064
======================================================================================================
NET INCOME PER SHARE:
   Basic and diluted net income per common share             $      0.30           $       0.30
======================================================================================================
Basic weighted average shares outstanding                     27,304,370             27,225,000
Diluted weighted average shares outstanding                   27,306,341             27,225,000
Cash dividends per common share                              $      0.07           $       0.07
---------------------------------------------------------------------------------------------------

BUSINESS SEGMENT INFORMATION BY GEOGRAPHIC AREA

                                                                    Thirteen Weeks Ended
Unaudited                                                       APRIL 2,               April 4,
(Dollars in thousands)                                           2000                    1999
---------------------------------------------------------------------------------------------------
NET SALES, including intersegment sales
   North America                                               $ 119,019             $108,691
   Europe                                                         64,227               62,562
   Other                                                           1,501                1,337
   Intersegment sales                                            (21,268)             (19,493)
---------------------------------------------------------------------------------------------------
TOTAL                                                          $ 163,479             $153,097
======================================================================================================
NET INCOME
   North America                                               $   7,121             $  7,799
   Europe                                                          2,198                1,065
   Other                                                          (1,152)                (800)
---------------------------------------------------------------------------------------------------
TOTAL                                                           $  8,167             $  8,064
======================================================================================================

CONDENSED CONSOLIDATED BALANCE SHEET


                                                                    Thirteen Weeks Ended
Unaudited                                                       APRIL 2,               April 4,
(Dollars in thousands)                                           2000                    1999
---------------------------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                       $  9,169                $  5,061
Accounts receivable, net                                         100,449                  73,305
Inventories                                                       76,710                  73,977
Other current assets                                              11,175                   9,242
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TOTAL CURRENT ASSETS                                             197,503                 161,585
Property, plant and equipment, net                               265,038                 269,485
Other assets                                                      15,444                  11,445
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TOTAL ASSETS                                                    $477,985                $442,515
======================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Notes payable and bank overdrafts                               $ 30,704                $ 19,312
Long-term debt due within one year                                 1,565                   1,609
Accounts payable                                                  40,731                  39,064
Other accrued liabilities                                         45,107                  30,285
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TOTAL CURRENT LIABILITIES                                        118,107                  90,270
Long-term debt                                                   111,081                 110,934
Long-term pension liability                                       32,671                  31,342
Deferred income taxes                                              5,881                   5,448
Other liabilities                                                 17,854                  20,008
Minority interest in net assets of consolidated companies         36,651                  33,761
Stockholders' equity                                             155,740                 150,752
-------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $477,985                $442,515
======================================================================================================

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                        Thirteen Weeks Ended
Unaudited                                                       APRIL 2,                April 4,
(Dollars in thousands)                                            2000                    1999
-------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                      $   8,167               $   8,064
Depreciation and amortization                                       9,884                   9,595
Minority interest in income of consolidated companies               2,917                   3,094
Net change in receivables, inventories, and payables              (29,976)                (19,823)
Other, net                                                         13,676                   9,165
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NET CASH PROVIDED BY OPERATING ACTIVITIES                           4,668                  10,095
-------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for acquisitions, net of cash acquired                    (3,645)                      -
Purchases of property, plant and equipment                         (7,771)                (15,415)
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NET CASH USED IN INVESTING ACTIVITIES                             (11,416)                (15,415)
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CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings on notes payable and bank overdrafts                12,205                   1,123
Net borrowings of long-term debt                                    1,618                   5,561
Cash dividends                                                     (1,925)                 (1,918)
Distribution to minority interest partners                            (28)                 (1,394)
-------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                          11,870                   3,372
-------------------------------------------------------------------------------------------------------
Effect of exchange rate changes                                    (1,014)                   (135)
-------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents                4,108                  (2,083)
Cash and cash equivalents at beginning of year                      5,061                   8,891
-------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                      $   9,169                $  6,808
======================================================================================================